UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2005

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA 92704

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

The disclosure set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 1.02                                             Termination of a Material Definitive Agreement

The disclosure set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.02.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 15, 2005, TTM Technologies, Inc. entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with certain lenders; Wachovia Bank, National Association, as Administrative Agent; Comerica Bank, as Syndication Agent; and Silicon Valley Bank, as Documentation Agent, and Wachovia Capital Markets, LLC, as Lead Arranger and Book Manager.

The Credit Agreement provides for a $25 million revolving credit facility, which matures in July 2008.  Borrowings under the Credit Agreement will bear interest at a floating rate of either a base rate (the “Alternate Base Rate”) or LIBOR, plus a spread, which is based on grid pricing determined by the Company’s consolidated Leverage Ratio (as defined in the Credit Agreement). The Alternate Base Rate is equal to the greater of (i) the federal funds rate plus 0.5% or (ii) the prime rate.

The Credit Agreement contains customary limitations, including limitations on indebtedness; limitations on liens; limitations on investments and acquisitions; limitations on dividends, stock redemptions and the redemption or prepayment of other debt; limitations on mergers, consolidations or sales of assets; and limitations on transactions with affiliates. The Company is also subject to financial covenants, including minimum fixed charge coverage ratios and maximum leverage ratios.

The Credit Agreement also contains events of customary default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants; breaches of representations or warranties; cross defaults; change of control; dissolution; insolvency; bankruptcy events; and material judgments. Some of these events of default allow for grace periods or are qualified by materiality concepts.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto.  The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits

10.1                           Second Amended and Restated Credit Agreement, dated as of July 15, 2005, among TTM Technologies, Inc.; the Lenders parties thereto; Wachovia Bank, National Association, as Administrative Agent; Comerica Bank, as Syndication Agent; Silicon Valley Bank, as Documentation Agent; and Wachovia Capital Markets, LLC, as Lead Arranger and Book Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005	TTM TECHNOLOGIES, INC.

	By:	/s/ Stacey M. Peterson
Stacey M. Peterson
Chief Financial Officer